Exhibit 99.1

EXTRA VEGETABLES LIMITED

Audited Financial Statements for the Year Ended January 31, 2014

Unaudited Financial Statements for the Six Months Ended July 31, 2013 and 2014

2

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of

Extra Vegetables Limited

We have audited the accompanying financial statements of Extra Vegetables Limited, which comprise the balance sheet as of January 31, 2014, and the related statements of income, changes in shareholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Extra Vegetables Limited at January 31, 2014, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Salt Lake City, Utah
November 26, 2014

EXTRA VEGETABLES LIMITED

BALANCE SHEETS

(in thousands, except share data)

	January 31,	July 31,
	2014	2014
		(unaudited)
Assets
Current assets:
Cash	£312	£424
Prepaid expenses and other current assets	1	12
Total current assets	313	436
Property and equipment, net	2	2
Total assets	£315	£438
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	£4	£4
Accrued liabilities	2	15
Taxes payable	138	214
Total current liabilities	144	233
Total liabilities	144	233
Commitments and contingencies
Shareholders’ equity:
Ordinary shares, £1 par value; 200 shares authorized, issued and outstanding at January 31, 2014	—	—
Retained earnings	171	205
Total shareholders’ equity	171	205
Total liabilities and shareholders’ equity	£315	£438

See accompanying notes to financial statements.

EXTRA VEGETABLES LIMITED

STATEMENTS OF INCOME

(in thousands)

	Twelve Months	Six Months
	Ended	Ended
	January 31,	July 31,
	2014	2013	2014
		(unaudited)

Revenue	£818	£403	£455
Operating expenses	197	88	98
Income from operations	621	315	357
Other income (expense):
Interest, net	1	—	—
Other income (expense), net	(16)	(2)	(7)
Total other income (expense)	(15)	(2)	(7)
Income before income taxes	606	313	350
Income tax expense	(131)	(73)	(76)
Net income	£475	£240	£274

See accompanying notes to financial statements.

EXTRA VEGETABLES LIMITED

STATEMENT OF SHAREHOLDERS’ EQUITY

(in thousands, except share data)

	Ordinary Shares			Total
	Number of Shares	Amount	Retained Earnings	Shareholders’ Equity
Balance at January 31, 2013	200	£—	£156	£156
Net income	—	—	475	475
Dividends	—	—	(460)	(460)
Balance at January 31, 2014	200	£—	£171	£171

See accompanying notes to financial statements.

EXTRA VEGETABLES LIMITED

STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months	Six Months
	Ended	Ended
	January 31,	July 31,
	2014	2013	2014
		(unaudited)

Operating activities
Net income	£475	£240	£274
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	2	—	—
Changes in assets and liabilities:
Accounts receivable	7	(3)	—
Prepaid expenses and other current assets	4	4	(11)
Accounts payable	(13)	(13)	—
Accrued and other current liabilities	—	—	13
Taxes payable	26	76	76
Net cash provided by operating activities	501	304	352
Investing activities
Purchases of property and equipment	(2)	(1)	—
Net cash used in investing activities	(2)	(1)	—
Financing activities
Payment of dividends	(460)	(220)	(240)
Net cash used in financing activities	(460)	(220)	(240)
Net increase in cash	39	83	112
Cash at beginning of period	273	273	312
Cash at end of period	£312	£356	£424
Supplemental disclosure of cash flow information
Cash paid for taxes	£109	£—	£—

See accompanying notes to financial statements.

Extra Vegetables Limited

Notes to Financial Statements

1. Description of Business and Summary of Significant Accounting Policies

Extra Vegetables Limited (‘‘Extra Vegetables’’ or the ‘‘Company’’) develops and sells integration modules and licenses for software drivers for the home automation market. The Company was incorporated in the United Kingdom on December 15, 2009. In September 2014, the Company was acquired by Control4 Corporation (“Control4”), through its wholly-owned subsidiary, Control4 EMEA, LTD (“Control4 EMEA”).  See Note 6 for further discussion.

Concentrations of Risk

The Company develops software drivers that enable integration of third party devices with certain home automation platforms. For the year ended January 31, 2014, approximately 92% of its revenue was generated from drivers enabling integration with the Control4 home automation platform. In addition, during that period, 52% of total revenue was the result of sales relating to the license of one specific software driver.

No customer accounted for more than 10% of total revenue for the year ended January 31, 2014.

Geographic Information

The Company’s revenue includes amounts earned through sales to customers located outside of the United Kingdom. With the exception of the United States, no single foreign currency accounted for more than 10% of total revenue for the year ended January 31, 2014. During that period, approximately 76% of the fiscal year revenue was denominated in U.S. Dollars.

Basis of Presentation and Use of Accounting Estimates

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates its estimates including those related to revenue recognition, provisions for doubtful accounts, litigation and income taxes. Actual results may differ from those estimates.

Unaudited Interim Financial Statements

The accompanying balance sheets and the statements of income and cash flows are unaudited. These unaudited financial statements have been prepared in accordance with GAAP on the same basis as the audited financial statements and, in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, considered necessary to present fairly the Company’s financial position, results of operations and cash flows. The results of operations for the six months ended July 31, 2014 are not necessarily indicative of the results that may be expected for the year ending January 31, 2015, or any other future interim or annual period.

Fair Value of Financial Instruments

The carrying amounts reported in the accompanying financial statements for cash, accounts payable and accrued liabilities approximate their fair value because of the short-term nature of the accounts.

Revenue Recognition

The Company licenses its software through a network of independent dealers and to a lesser extent, direct to manufactures of home automation platforms. These dealers and manufacturers generally sell the Company’s drivers to the end consumer as part of a bundled sale, which typically includes a home automation platform and other third-party products and related services, project design and installation services and on-going support, all provided by those dealers and manufacturers.

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collection is reasonably assured. Software driver licenses are considered delivered to the customer once the license key is made available to the customer via e-mail and or posted to the customer’s account. The Company’s perpetual software licenses do not include acceptance provisions, rights to updates or post-contract customer support. The majority of the Company’s sales are paid for at the time the license key is delivered.

The Company records estimated reductions to revenue, primarily comprised of volume discounts, at the time of the initial sale.

The Company recognizes revenue net of cost of revenue for third-party software licenses sold through the Company’s online ordering system. While the Company assumes credit risk on sales to its dealers and distributors for third-party licenses, the Company does not determine the product selling price, does not retain associated inventory risks and is not the primary obligor to the end consumer. Also, similar to the Company’s own software, these sales are paid for at the time the license key is delivered.

The Company’s agreements with dealers and manufacturers do not include rights of return or acceptance provisions. Customer returns are infrequent and the Company regularly evaluates the need for reserving for such returns based on the Company’s historical return experience.

Property and Equipment

Property and equipment, consisting primarily of computer equipment and software, are recorded at historical cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful life of three years.

Foreign Currency Translation

The functional currency of the Company is the pound sterling. The Company’s assets and liabilities in foreign currencies have been remeasured to pounds sterling using the exchange rates in effect at the balance sheet date. Transactions in foreign currencies are remeasured into pounds sterling at the rate of exchange on the transaction date. Foreign currency transaction gains (losses) resulting from exchange rate fluctuations on transactions denominated in a currency other than the local currency are included in other income (expense) in the Statement of Operations. For the year ended January 31, 2014, the Company recorded aggregate foreign currency transaction losses of approximately £16,000. For the six months ended July 31, 2013 and 2014, the Company recorded aggregate foreign currency transaction losses of approximately £1,700 and £7,000, respectively.

Income Taxes

The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to the differences between the financial statement carrying value of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the fiscal year in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes uncertain income tax positions taken on income tax returns at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained.

The Company’s policy for recording interest and penalties associated with uncertain tax positions is to record such items as a component of its income tax provision. During the year ended January 31, 2014, the Company did not record any interest income, interest expense or penalties related to uncertain tax positions or the settlement of audits for prior periods. During the six months ended July 31, 2013 and 2014, the Company did not record any interest income, interest expense or penalties related to uncertain tax positions or the settlement of audits for prior periods.

Presentation of Certain Taxes

The Company collects various taxes from customers and remits these amounts to the applicable taxing authorities. The Company’s accounting policy is to exclude these taxes from revenue.

Research and Development Expenses

Research and development expenses consist primarily of personnel costs, depreciation associated with research and development equipment and travel-related costs. Research and development costs are expensed as incurred. For the year ended January 31, 2014, research and development expenses were approximately £77,000.

Advertising Expenses

Advertising costs are expensed as incurred.

2. Balance Sheet Components

Property and equipment, net consisted of the following (in thousands):

January 31,
2014
Computer equipment and software	£3
Furniture and fixtures	2
5
Less: accumulated depreciation	(3)
£2

3. Income Taxes

The provision for income taxes for the year ended January 31, 2014, consisted of the following components (in thousands):

Current	£131
Deferred	—
Total income tax expense	£131

A reconciliation from the United Kingdom statutory federal income tax rate to the effective income tax rate for the year ended January 31, 2014, follows:

Statutory federal income tax rate	23%
Marginal tax relief	(1)
Effective income tax rate	22%

The Company concluded there are no material unrecognized tax benefits, nor, will there be a change in any material unrecognized tax benefits over the next 12 months. The Company files income tax returns in the United Kingdom and is subject to examination in the United Kingdom for fiscal 2012, 2013 and 2014. As of January 31, 2014, and July 31, 2014, the Company was not under examination by any tax authorities.

4. Shareholders’ Equity

On February 1, 2010, the Company issued share capital of 200 ordinary shares at a par value of £1 each.  The shareholders, also the three directors of the Company, are the registered and beneficial holders of the following numbers of shares of the Company:

Shareholder A	75
Shareholder B	75
Shareholder C	50
Total	200

As of January 31, 2014, and July 31, 2014, there were no other shares authorized, issued, or outstanding.

Dividends

The shareholders are entitled to receive, if and when as declared by the Board of Directors out of funds legally available, at a rate equal to their ownership percentage based on ordinary shares issued to them. During the year ended January 31, 2014, the Company declared and paid dividends of approximately £460,000. During the six months ended July 31, 2013 and 2014, the Company declared and paid dividends of approximately £220,000 and £240,000, respectively.

5. Related Party Transactions

During the year ended January 31, 2014, the Company paid total dividends of approximately £460,000 to the Company’s directors as well as £1,788 related to the use of their home offices. During the six months ended July 31, 2013 and 2014, the Company paid total dividends of approximately £220,000 and £240,000, respectively, to the Company’s directors as well as £0 and £876, respectively, related to the use of their home offices.

As of January 31, 2014, the Company had recorded payables of £1,733 and £505 for amounts owed to two of the Company’s directors, respectively, related to payments made on behalf of the Company and the use of their home offices. As of July 31, 2014, the Company had recorded payables of £2,415 and £234 for amounts owed to two of the Company’s directors, respectively, related to payments made on behalf of the Company and the use of their home offices

6. Subsequent Events

Subsequent to year-end, the Company paid total dividends of approximately £416,000 to the Company directors.

In August 2014, the Company amended its agreement with one of its licensees providing for a fully-paid, non-transferable world-wide license in exchange for $120,000. The license does not include support or rights to future derivative works.

On September 10, 2014, the Company was acquired by Control4 EMEA, a wholly-owned subsidiary of Control4, pursuant to a Stock Purchase Agreement dated August 28, 2014, by and among Control4 EMEA and all of the shareholders of the Company. Control4 paid $882,246 in cash, which included a base purchase price of $675,000 and $207,246 as payment for the Company’s net working capital, subject to adjustment based on the final working capital.

Management has reviewed and evaluated material subsequent events from the balance sheet date of January 31, 2014, through the financial statements’ issuance date of November 26, 2014. No subsequent events have been identified for disclosure, other than as noted above.